1 AGREEMENT TO TERMINATE CLASS A STOCKHOLDERS’ REGISTRATION RIGHTS AGREEMENT This AGREEMENT TO TERMINATE THE CLASS A STOCKHOLDERS’ REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is dated as of December 9, 2021, by and among Emergent BioSolutions Inc., a Delaware corporation (the “Company”), Intervac L.L.C., a Maryland limited liability company (“Intervac”) and BioVac, L.L.C., a Maryland limited liability company (“BioVac”)(collectively the “Parties,” each a “Party”). RECITALS WHEREAS, the Parties previously entered into the Class A Stockholders’ Registration Rights Agreement, dated as of September 22, 2006, as amended (the “Registration Rights Agreement”), along with each of the other entities listed on the signature pages thereto (these other entities are collectively referred to herein as the “Other Investors”), who became party to and bound by the Registration Rights Agreement on the terms and subject to the conditions thereto; WHEREAS, the Other Investors previously surrendered their shares of the Company’s Common Stock and rights under the Registration Rights Agreement or have been dissolved, as applicable, and Intervac and BioVac (the “Remaining Investors”) are only the entities having surviving rights under the Registration Rights Agreement; WHEREAS, the Parties desire to terminate the Agreement and all rights of the Remaining Investors thereunder; and WHEREAS, Section 8(d) of the Registration Rights Agreement provides that, except as otherwise provided therein, any term of the Registration Rights Agreement may be amended and the observance of any term therein may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders of at least a majority of the Registrable Securities and that significant modifications may be made to the Registration Rights Agreement without the consent of each of the Holders; NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each Party hereto, the Parties hereby agree as follows: AGREEMENT 1. Effectiveness. This Agreement will become effective upon the due execution and delivery of this Agreement by the Company and the Remaining Investors. 2. Termination of Registration Rights Agreement. This Agreement hereby terminates the Registration Rights Agreement in its entirety. 3. Capitalized Terms. Capitalized terms used without definition herein shall have the meanings ascribed to them in the Registration Rights Agreement.

2 4. Entire Agreement. This Agreement supersedes all prior discussions and agreements between the Parties with respect to the subject matter hereof. The Registration Rights Agreement, as amended by this Agreement, contains the sole and entire agreement between the Parties with respect to the subject matter hereof. 5. Governing Law and Legal Matters. This Agreement shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. 6. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, to the maximum extent permitted by law, such provision shall be excluded from this Agreement, the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms. 7. Mutual Release. The Company, individually and on behalf of its successor and assigns, hereby forever waives, releases, and covenants not to sue Intervac or BioVac and their respective members and managers with respect to any and all claims, actions, causes of action, damages or liabilities arising under the Registration Rights Agreement at any time (“Claims”) and each of Intervac and BioVac, individually and on behalf of their respective successors and assigns, hereby forever waives, releases, and covenants not to sue the Company and its directors, officers, employees and board members with respect to any Claims. 8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. A signed copy of this Agreement delivered by facsimile, e-mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this letter agreement. [Signature Pages Follow]

3 Emergent BioSolutions Inc. By: ______________________ Name: Daniel Woubishet Title: Associate General Counsel and Assistant Secretary Intervac L.L.C. By: ______________________ Name: Fuad El-Hibri Title: General Manager BioVac, L.L.C. By: ______________________ Name: Fuad El-Hibri Title: General Manager Fuad El-Hibri Electronically signed by: Fuad El-Hibri Reason: I approve this document Date: Dec 9, 2021 12:29 EST Fuad El-Hibri Electronically signed by: Fuad El- Hibri Reason: I approve this document Date: Dec 9, 2021 12:29 EST Daniel Woubishet Electronically signed by: Daniel Woubishet Reason: I approve this document Date: Dec 9, 2021 13:57 EST